Exhibit 10.34

OCEANFIRST FINANCIAL CORP.

2011 STOCK INCENTIVE PLAN

STOCK AWARD AGREEMENT

Name of Recipient:	____________________

Total Stock Award:	____________________ Shares

Vesting:	This Stock Award is subject to the time-based and performance-based conditions set forth in Exhibits A and B to this Award Agreement, which are incorporated herein by reference. No Shares subject to this Stock Award shall be vested until the Committee certifies that these performance-based conditions set forth in Exhibit B, if any, have been attained. The Committee cannot delegate this certification function.

Qualified Performance-Based Award:	_____ Yes _____ No

Date of Grant:	____________________

Effect of termination of employment or service because of:

(a) Death or Disability	All unvested Shares subject to this Stock Award vest immediately upon such termination.

(b) Cause:	All unvested Shares subject to this Stock Award shall be forfeited as of the date of termination and any rights the Recipient had to such Shares become null and void.

(c) Other Reasons:	Unless otherwise determined by the Committee, all unvested Shares subject to this Stock Award shall be forfeited as of the date of termination and any rights the Recipient had to such Shares become null and void.

Voting:	Recipient is entitled to direct the Trustee as to the voting of Shares subject to this Stock Award that have been granted, but have not yet been earned and distributed.

Non-Transferability:	The Recipient of this Stock Award shall not sell, transfer, assign, pledge or otherwise encumber Shares subject to this Stock Award until full vesting of such Shares has occurred. The period of time between the Date of Grant and the date Shares subject to this Award Agreement become vested is referred to herein as the “Restricted Period.” All certificates representing Shares subject to this Award Agreement shall have endorsed thereon the following legend: “The Shares represented by this certificate are subject to an agreement between the Holding Company and the registered holder, a copy of which is on file at the principal office of the Holding Company.”

Unless determined otherwise by the Committee and except in the event of the Recipient’s death or pursuant to a domestic relations order, this Stock Award is not transferable and may be earned only in the Recipient’s lifetime. Upon the death of the Recipient, this Stock Award is transferable by will or the laws of descent and distribution. The terms of the OceanFirst Financial Corp. 2011 Stock Incentive Plan (the “Plan”) and this Stock Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient.

In the event the Recipient is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, the Committee must give written consent to permit the Shares subject to this Stock Award Agreement to be sold or otherwise disposed of within six (6) months following the Date of Grant of this Stock Award.

Distribution:	The certificate or certificates evidencing Shares subject to this Stock Award shall be delivered to and deposited with a trustee or with the Secretary of the Holding Company as Escrow Agent in this transaction (either referred to herein as the “Trustee”). Such certificates are to be held by the Trustee until termination of the Restricted Period. Shares of Common Stock, plus any dividends and earnings on such Shares, will be distributed as soon as practicable upon termination of the Restricted Period.

Designation of Beneficiary:	A Beneficiary may be designated in writing (subject to such requirements as the Committee may specify in its discretion) to receive in the event of death, any Award to which the Recipient would be entitled pursuant to the Plan under the Stock Award Agreement.

The Committee hereby grants to the individual named above (“Recipient”) a Stock Award for the number of Shares listed above, subject to the terms and conditions of the Plan and this Stock Award Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Stock Award Agreement, the terms and conditions of the Plan shall prevail.

Neither the Plan nor this Stock Award create any right on the part of an employee to continue in the service of OceanFirst Bank (the “Bank”), OceanFirst Financial Corp. or any affiliates thereof. Unless otherwise defined herein, all capitalized terms herein shall have the same meaning as those contained in the Plan.

The Holding Company shall not be required to transfer on its books any Shares which have been sold or transferred in violation of any of the provisions set forth in this Stock Award Agreement. The parties agree to execute such further instruments and take such actions as may be reasonably necessary to carry out the intent of this Stock Award Agreement.

The Recipient agrees to make appropriate arrangements with the Holding Company (or parent or subsidiary employing or retaining the Recipient) for satisfaction of any Federal, state, local and foreign income and employment tax withholding requirements applicable to Shares subject to this Award Agreement. The Recipient represents that the Recipient has consulted with any tax consultants deemed advisable in connection with this Stock Award and that Recipient is not relying on the Holding Company for any tax advice.

This Stock Award and any Shares covered by this Stock Award are subject to forfeiture or “clawback” to the extent required by law or pursuant to such forfeiture or clawback policy as has been or may be adopted by the Holding Company’s Board of Directors from time to time.

The Recipient hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors or the Committee in respect of the Plan and this Stock Award Agreement shall be final and conclusive.

The Recipient recognizes and acknowledges that all confidential information pertaining to the affairs, business, clients, or customers of the Bank, as such confidential information may exist from time to time, other than information that the Bank has previously made publicly available or which becomes publicly available other than by the unauthorized act of the Recipient, is a unique and valuable asset of the Bank and its affiliates, access to and knowledge of which are essential to the performance of the Recipient’s duties under this Agreement. In consideration of the Stock Award grant made to the Recipient hereunder, the Recipient shall not, both during the course of the Recipient’s employment with the Bank and after the termination of such employment for any reason, except to the extent reasonably necessary in the performance of his duties as an employee or director of the Bank or any of its affiliates, divulge to any individual, firm, association, corporation, entity, governmental agency or other person, any confidential information concerning the Bank (except such information as is required by law to be divulged to a government agency or pursuant to lawful process provided that the Recipient shall use the Recipient’s best efforts to provide prior notice to the Bank of, and the reasonable opportunity to seek to prevent, any such required disclosure), or make use of any such confidential information for the Recipient’s own purposes or for the benefit of any individual, firm, association, corporation, entity, governmental agency or other person (except the Bank or any of its affiliates) and shall use the Recipient’s best efforts to prevent the disclosure of any such confidential information by others. Notwithstanding anything to the contrary set forth herein, confidential information shall not include information obtained by the Recipient after the termination of this Agreement from a third party who is under no obligation to keep such information confidential or information which is at the time of its disclosure by the Recipient part of the public knowledge, other than as a result of the unauthorized act of the Recipient. All client lists, client data, investment strategies, records, memoranda, pricing data, fee schedules, letters, books, electronic files, papers, reports, accountings, experience or other data, and other records and documents, in whatever form or medium, relating to the Bank, whether made by the Recipient or otherwise coming into his possession, are confidential information and are, shall be, and shall remain the property of the Bank. No copies thereof shall be made which are not retained by the Bank, and the Recipient agrees, on termination of his employment or on demand of the Bank, to deliver the same to the Bank together with all other property (i.e. computers, telephones, etc.) of the Bank (to the extent then in the Recipient’s possession or control).

The Recipient agrees that during his or her employment with the Bank and of one year after the termination of such employment for any reason (the “Restricted Period”), the Recipient shall not directly or indirectly (i) recruit, solicit or otherwise induce or attempt to induce any employees of the Bank or any of its subsidiaries to leave their employment or (ii) call upon, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any client, customer licensee, vendor, collaborator or corporate partner of the Bank or any of its subsidiaries that had a business relationship with the Bank or any of its subsidiaries at the time of termination of the Recipient’s employment with the Bank or at any time during the six-month period ending on the Recipient’s date of termination.

The Recipient acknowledges that, in the event of any such breach by the Recipient of the confidentiality or non-solicitation provisions above, the Bank would be harmed irreparably and immediately and could not be made whole by monetary damages. Accordingly, the Bank, in addition to any other remedy to which it may be entitled, shall be entitled to an injunction or injunctions to prevent breaches of such provisions to compel specific performance of the provisions hereof. If any provision of this Stock Award Agreement is found to be unenforceable, then it is the intention of the parties that the remainder of the Stock Award Agreement shall be unaffected and the provision found to be unenforceable shall be deemed modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Restricted Period be deemed to be the longest period permissible by law, but not in excess of the length provided above).

The Plan is incorporated herein by reference. The Plan and this Stock Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Holding Company and the Recipient with respect to the subject matter hereof, and may not be modified adversely to the Recipient’s interest except by means of a writing signed by the Holding Company and the Recipient. In the event of a conflict between the terms of the Plan and this Stock Award Agreement, the terms of the Plan prevail. Unless otherwise defined herein, all capitalized terms herein shall have the same meaning as those contained in the Plan. This Stock Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

IN WITNESS WHEREOF, OceanFirst Financial Corp. has caused this Stock Award Agreement to be executed, and said Recipient has hereunto set his or her hand, as of this              day of             , 20            .

OCEANFIRST FINANCIAL CORP.

By:

RECIPIENT

EXHIBIT A

TIME-BASED VESTING CONDITIONS

EXHIBIT B

PERFORMANCE-BASED VESTING CONDITIONS